Exhibit 99.1

News Release — February 26, 2015

CubeSmart Reports Annual 2014 Results: FFO Per Share Grows 18.7%;

Same-Store NOI Increases 9.6%

MALVERN, PA — (Marketwired) — February 26, 2015 — CubeSmart (NYSE: CUBE) today announced its operating results for the three and twelve months ended December 31, 2014.

“The fourth quarter topped off another fantastic year of operational performance for CubeSmart,” commented President and Chief Executive Officer Chistopher P. Marr.  “Looking forward to 2015, we expect demand and supply trends that have supported positive self-storage fundamentals to continue. We are focused on enhancing the Company’s portfolio quality and net asset value through a disciplined investment strategy and are well positioned to leverage our operating platform to generate attractive risk-adjusted returns for shareholders.”

Key Highlights for the Quarter

•                  Reported funds from operations (“FFO”) per share, as adjusted, of $0.28, representing a year-over-year increase of 21.7%.

•                  Increased same-store (346 facilities) net operating income (“NOI”) 8.6% year over year, driven by 6.6% revenue growth and a 2.3% increase in property operating expenses.

•                  Same-store occupancy averaged 90.7% during the quarter, up 140 basis points year over year; ended the quarter with same-store occupancy of 90.0%.

•                  Closed on 30 facility acquisitions totaling $260.6 million.

•                  Acquired one property upon completion of construction and issuance of certificate of occupancy for $38.0 million.

•                  Completed an equity offering of 7,475,000 common shares at a public offering price of $19.33, resulting in net proceeds of $143.0 million.

•                  Increased the quarterly dividend 23.1% to an annualized rate of $0.64 per common share from the previous annualized rate of $0.52 per common share.

Funds from Operations

FFO, as adjusted, was $46.8 million for the fourth quarter of 2014, compared with $33.0 million for the fourth quarter of 2013.  FFO per share, as adjusted, increased 21.7% to $0.28 for the fourth quarter of 2014, compared with $0.23 for the same period last year.

FFO, as adjusted, for the year ended December 31, 2014 was $165.4 million, compared with $127.1 million for the year ended December 31, 2013.  FFO per share, as adjusted, increased 18.7% to $1.08 for the year ended December 31, 2014, compared with $0.91 for the year ended December 31, 2013.

Fourth Quarter 2014

Investment Activity

Acquisition Activity

In August 2014, the Company entered into an agreement to acquire 26 properties from investment funds managed by Harrison Street for $223.0 million (the “HSRE Acquisition”). On November 3, 2014, the Company closed on the first tranche of 22 facilities as part of the HSRE Acquisition for an aggregate purchase price of $195.5 million.  The first tranche includes six properties located in Ohio, five in Illinois, four in Rhode Island, three in Florida, two in California, one in Nevada and one in New York.

The Company acquired an additional eight properties for $65.1 million during the three months ended December 31, 2014.  These acquisitions included five facilities in Texas and three in Florida.  For the full year, the Company acquired 52 properties for $530.2 million.

Subsequent to December 31, 2014, the Company has acquired one facility in Texas for a purchase price of $7.3 million. The Company expects to close on the remaining four Illinois facilities, the second tranche of the HSRE Acquisition, no later than March 31, 2015 for a purchase price of $27.5 million. The Company also has two additional properties located in Tennessee and Arizona under contract for $14.5 million that are expected to close prior to March 31, 2015.

Development Activity

The Company has agreements with developers for the construction of Class A self-storage facilities in high-barrier-to-entry locations that are structured either as a purchase at the completion of construction or a joint venture development.  During the fourth quarter of 2014, the Company purchased one property in New York for $38.0 million after the completion of construction and the issuance of a certificate of occupancy (“C/O”). For the full year, the Company opened for operation three new self-storage facilities, two in New York and a mixed-use property in Pennsylvania that also contains CubeSmart’s corporate headquarters, for a total cost of $80.3 million.

As of December 31, 2014, the Company had four facilities under contract to purchase at completion of construction for a total acquisition price of $85.2 million.  One of the properties is located in New York and three of the properties are located in Texas.  The purchase of these four facilities is expected to occur at various times between the first quarter of 2015 and the first quarter of 2016 after the completion of construction and the issuance of a C/O. These acquisitions are subject to due diligence and other customary closing conditions and no assurance can be provided that these acquisitions will be completed on the terms described, or at all.

During the fourth quarter of 2014, the Company entered into a contract under a newly-formed joint venture for the construction of a self-storage facility in New York.  At December 31, 2014, the Company had five such joint venture development properties under construction.  The Company anticipates investing a total of $111.9 million related to these projects and has invested $32.1 million of that total as of year-end.  Four of these facilities are located in New York and one is located in Virginia.  Three of the construction projects are expected to be completed during 2015 and two are expected to be completed during 2016.

Third-Party Management

At December 31, 2014, the Company’s third-party management program included 174 facilities totaling 10.7 million square feet.  During the quarter ended December 31, 2014, the Company added 16 properties to its third-party management program.  For the full year, the Company was awarded contracts to manage 39 additional facilities and acquired 18 properties from the third-party management platform.

Same-Store Results

The Company’s same-store portfolio at December 31, 2014 included 346 facilities containing approximately 23.2 million rentable square feet, or approximately 81.0% of the aggregate rentable square feet of the Company’s 421 owned facilities.  These same-store facilities represented approximately 84.2% of property net operating income for the quarter ended December 31, 2014.

Same-store physical occupancy at period-end for the fourth quarter of 2014 was 90.0%, compared with 88.8% for the same quarter of last year.  Same-store revenues for the fourth quarter of 2014 increased 6.6%, and same-store operating expenses increased 2.3% from the same quarter in 2013.  Same-store net operating income increased 8.6%, as compared with the same period in 2013.

For the year ended December 31, 2014, same-store revenues increased 7.2%, same-store operating expenses increased 2.5%, and same-store net operating income increased 9.6%, as compared with the year ended December 31, 2013.

Operating Results

At December 31, 2014, the Company’s total owned portfolio included 421 properties containing 28.6 million rentable square feet and had a physical occupancy of 89.1%.

Revenues increased $17.3 million and property operating expenses increased $4.1 million in the fourth quarter of 2014, as compared with the same period in 2013.  Increases in revenues were primarily attributable to increased net effective rent growth and occupancy levels in the same-store portfolio and revenues generated from property acquisitions.  Increases in property operating expenses were primarily attributable to $2.9 million of increased expenses associated with newly-acquired facilities as well as increased expenses on the same-store portfolio.

Interest expense increased from $9.6 million during the three months ended December 31, 2013 to $11.1 million during the three months ended December 31, 2014, an increase of $1.5 million.  The increase is attributable to a higher amount of outstanding debt in 2014.  To fund a portion of the Company’s growth, the average debt balance during the three months ended December 31, 2014 increased approximately $104 million from the same period in 2013, from $1,025 million to $1,129 million.  In addition, the weighted average effective interest rate on our outstanding debt increased from 3.74% for the three months ended December 31, 2013 to 3.94% for the three months ended December 31, 2014.

The Company reported net income attributable to the Company’s common shareholders of $4.0 million, or $0.02 per common share, in the fourth quarter of 2014, compared with net income attributable to the Company’s common shareholders of $21.4 million, or $0.15 per common share, in the fourth quarter of 2013.  The year-over-year decrease in net income is primarily due to a gain on sale of assets of $17.9 million, or $0.12 per common share, recognized in fourth quarter of 2013 with no comparable gain recognized in the fourth quarter of 2014.

For the year ended December 31, 2014, the Company reported net income attributable to the Company’s common shareholders of $20.4 million, or $0.14 per common share, compared with net income attributable to the Company’s common shareholders of $35.4 million, or $0.26 per common share, for the year ended December 31, 2013.  The year-over-year decrease in net income is primarily due to a gain on sale of assets of $27.4 million, or $0.23 per common share, recognized in 2013 with no comparable gain recognized in 2014.

Financing Activity

On October 2, 2014, the Company amended its equity distribution agreements with various sales agents to increase the number of common shares of beneficial interest authorized for sale through its “at-the-market” equity program (“ATM”) from 20.0 million to 30.0 million shares.

On November 3, 2014, Standard and Poor’s Ratings Services upgraded the Company’s senior unsecured bonds and issuer ratings to BBB with a stable outlook from BBB- with a positive outlook.  Additionally, the Company’s 7.75% Series A Cumulative Redeemable Preferred Shares (NYSE: CUBE-A) and preferred issuer ratings were upgraded to BB+, also with a stable outlook.

During the quarter, the Company sold 2.0 million common shares of beneficial interest through its ATM at an average sales price of $18.40 per share, resulting in net proceeds of $37.0 million, after deducting offering costs.  For the full year, the Company sold 15.2 million common shares of beneficial interest at an average sales price of $18.22 and raised $273.0 million of net proceeds through the ATM program, after deducting offering costs.

On October 20, 2014, the Company completed its public offering of 7,475,000 common shares at a public offering price of $19.33, inclusive of the full exercise by the underwriters of their option to purchase 975,000 shares to cover over-allotments.  We received approximately $143.0 million in net proceeds from the offering after deducting the underwriting discount and other offering expenses.  These proceeds combined with the proceeds raised from the ATM program were used for general corporate purposes including funding a portion of the Company’s investment activity.

Quarterly Dividend

On December 16, 2014, the Company declared a dividend of $0.16 per common share, a 23.1% increase compared to the Company’s previously declared quarterly dividend of $0.13.  The dividend was paid on January 15, 2015 to common shareholders of record on January 2, 2015.

Also on December 16, 2014, the Company declared a dividend of $0.484375 for the 7.75% Series A Cumulative Redeemable Preferred Shares.  The dividend was paid on January 15, 2015 to holders of record on January 2, 2015.

2015 Financial Outlook

“Our expectations for 2015 reflect a continuation of positive fundamental trends that we have seen in recent periods,” commented Tim Martin, Chief Financial Officer.  “Our 2015 guidance contemplates revenue growth that is primarily driven by increases in net effective rental rates and operating expense growth that faces continued pressure from real estate tax increases. Additionally, guidance reflects the short-term dilutive impact of three development properties opened in 2014 and the scheduled opening of six new facilities in 2015.”

The Company estimates that its fully diluted FFO per share, as adjusted, for 2015 will be between $1.14 and $1.19, and that its fully diluted net income per share for the period will be between $0.19 and $0.24. The Company’s estimate is based on the following key operating assumptions:

•                  For 2015, a same-store pool consisting of 361 assets totaling 24.3 million square feet

•                  Same-store net operating income (“NOI”) growth of 6.0% to 7.0% over 2014, driven by revenue growth of 5.0% to 6.0% and expense growth of 3.0% to 4.0%

•                  General and administrative expenses of approximately $28.5 million to $29.5 million

Key investment and financing assumptions include:

•                  Impact of development activity:

•                  Three new facilities opened in 2014 for a total investment of $80.3 million

•                  Six new facilities are expected to open in 2015 for a total investment of $97.6 million

•                  Guidance includes approximately $0.03 per share of dilution in 2015 related to this development activity

•                  Impact of acquisition activity:

•                  Acquired or are under contract to acquire seven facilities for $49.3 million as of the date of this release

•                  Impact of financing activity:

•                  Our guidance contemplates funding 2015 debt maturities and our acquisition and development commitments with long-term capital

•                  The impact to 2015 earnings will depend on the amount, timing, cost and form of capital we raise

Due to uncertainty related to the timing and terms of transactions, the impact of any potential future speculative investment activity not contemplated above, is excluded from guidance.  For 2015, the Company is targeting $100 million to $150 million of acquisitions, excluding contracts related to joint venture development or purchase at completion of construction and issuance of C/O investments discussed above.

2015 Full Year Guidance	Range or Value
Earnings per diluted share allocated to common shareholders	$0.19	to	$0.24
Plus: real estate depreciation and amortization	0.95		0.95
FFO per diluted share, as adjusted	$1.14	to	$1.19

The Company estimates that its fully diluted FFO, as adjusted, per share for the quarter ending March 31, 2015 will be between $0.26 and $0.27, and that its fully diluted earnings per share for the period will be between $0.02 and $0.03.

1st Quarter 2015 Guidance	Range or Value
Earnings per diluted share allocated to common shareholders	$0.02	to	$0.03
Plus: real estate depreciation and amortization	0.24		0.24
FFO per diluted share, as adjusted	$0.26	to	$0.27

Conference Call

Management will host a conference call at 11:00 a.m. ET on Friday, February 27, 2015 to discuss financial results for the three and twelve months ended December 31, 2014.

A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.CubeSmart.com.  Telephone participants may avoid any delays in joining the conference call by pre-registering for the call using the following link to receive a special dial-in number and PIN: http://dpregister.com/10059336.

Telephone participants who are unable to pre-register for the conference call may join on the day of the call using 1-877-506-3281 for domestic callers, +1-412-902-6677 for international callers, and 1-855-669-9657 for callers in Canada.  After the live webcast, the call will remain available on CubeSmart’s website for 30 days.  In addition, a telephonic replay of the call will be available through March 28, 2015.  The replay numbers are 1-877-344-7529 for domestic callers, +1-412-317-0088 for international callers, and 1-855-669-9658 for callers in Canada.  For callers accessing a telephonic replay, the conference number is 10059336.

Supplemental operating and financial data as of December 31, 2014 is available on the Company’s corporate website under Investor Relations - Financial Information - Financial Reports.

About CubeSmart

CubeSmart is a self-administered and self-managed real estate investment trust.  The Company’s self-storage facilities are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers.  According to the 2015 Self-Storage Almanac, CubeSmart is one of the top four owners and operators of self-storage facilities in the United States.

Non-GAAP Financial Measures

Funds from operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance.  The April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”), as amended, defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate and related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company’s facilities. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because FFO excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of real estate, gains from remeasurement of investments in real estate ventures, impairments of depreciable assets, and depreciation, which can make periodic and peer analyses of operating performance more difficult. The Company’s computation of FFO may not be comparable to FFO reported by other REITs or real estate companies.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of the Company’s ability to make cash distributions. The Company believes that to further understand its performance, FFO should be compared with its reported net income and considered in addition to cash flows computed in accordance with GAAP, as presented in its Consolidated Financial Statements.

FFO, as adjusted represents FFO as defined above, excluding the effects of acquisition related costs, gains or losses from early extinguishment of debt, and other non-recurring items, which the Company believes are not indicative of the Company’s operating results.

The Company defines net operating income, which it refers to as “NOI,” as total continuing revenues less continuing property operating expenses.  NOI also can be calculated by adding back to net income (loss): interest expense on loans, loan procurement amortization expense, loan procurement amortization expense — early repayment of debt, acquisition related costs, equity in losses of real estate ventures, other expense, depreciation and amortization expense, general and administrative expense, and deducting from net income (loss): income from discontinued operations, gains from disposition of discontinued operations, other income, gains from remeasurement of investments in real estate ventures and interest income.  NOI is not a measure of performance calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of its facilities, and for all of its facilities in the aggregate. NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

Forward-Looking Statements

This presentation, together with other statements and information publicly disseminated by CubeSmart (“we,” “us,” “our” or the “Company”), contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

•         national and local economic, business, real estate and other market conditions;

•         the competitive environment in which we operate, including our ability to maintain or raise occupancy and rental rates;

•         the execution of our business plan;

•         the availability of external sources of capital;

•         financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing indebtedness;

•         increases in interest rates and operating costs;

•         counterparty non-performance related to the use of derivative financial instruments;

•         our ability to maintain our status as a real estate investment trust (“REIT”) for federal income tax purposes;

•         acquisition and development risks;

•         increases in taxes, fees, and assessments from state and local jurisdictions;

•         risks of investing through joint ventures;

•         changes in real estate and zoning laws or regulations;

•         risks related to natural disasters;

•         potential environmental and other liabilities;

•         other factors affecting the real estate industry generally or the self-storage industry in particular; and

•         other risks identified in Item 1A of our Annual Report on Form 10-K and, from time to time, in other reports that we file with the Securities and Exchange Commission (the “SEC”) or in other documents that we publicly disseminate.

Given these uncertainties, we caution readers not to place undue reliance on forward-looking statements.  We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required in securities laws.

Contact:

CubeSmart

Charles Place

Director, Investor Relations

(610) 535-5700

CUBESMART AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	December 31,
	2014	2013
ASSETS
Storage facilities	$3,117,198	$2,553,706
Less: Accumulated depreciation	(492,069)	(398,536)
Storage facilities, net (including VIE assets of $49,829 and $34,559, respectively)	2,625,129	2,155,170
Cash and cash equivalents	2,901	3,176
Restricted cash	3,305	4,025
Loan procurement costs, net of amortization	10,653	12,687
Investment in real estate venture, at equity	95,709	156,310
Other assets, net	48,642	27,256
Total assets	$2,786,339	$2,358,624

LIABILITIES AND EQUITY
Unsecured senior notes	$500,000	$500,000
Revolving credit facility	78,000	38,600
Unsecured term loans	400,000	400,000
Mortgage loans and notes payable	195,851	200,218
Accounts payable, accrued expenses and other liabilities	69,198	57,599
Distributions payable	28,137	19,955
Deferred revenue	15,311	12,394
Security deposits	401	376
Total liabilities	1,286,898	1,229,142

Noncontrolling interests in the Operating Partnership	49,823	36,275

Commitments and contingencies

Equity
7.75% Series A Preferred shares $.01 par value, 3,220,000 shares authorized, 3,100,000 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	31	31
Common shares $.01 par value, 200,000,000 shares authorized, 163,956,675 and 139,328,366 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	1,639	1,393
Additional paid-in capital	1,974,308	1,542,703
Accumulated other comprehensive loss	(8,759)	(11,014)
Accumulated deficit	(519,193)	(440,837)
Total CubeSmart shareholders’ equity	1,448,026	1,092,276
Noncontrolling interests in subsidiaries	1,592	931
Total equity	1,449,618	1,093,207
Total liabilities and equity	$2,786,339	$2,358,624

CUBESMART AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share data)

(unaudited)

	Three Months Ended December 31,		Year ended December 31,
	2014	2013	2014	2013

REVENUES
Rental income	$88,721	$73,515	$330,898	$281,250
Other property related income	9,977	8,216	40,065	32,365
Property management fee income	1,569	1,233	6,000	4,780
Total revenues	100,267	82,964	376,963	318,395
OPERATING EXPENSES
Property operating expenses	34,709	30,581	132,701	118,222
Depreciation and amortization	36,589	26,490	126,813	112,313
General and administrative	7,330	7,109	28,422	29,563
Acquisition related costs	3,826	1,616	7,484	3,849
Total operating expenses	82,454	65,796	295,420	263,947
OPERATING INCOME	17,813	17,168	81,543	54,448
OTHER (EXPENSE) INCOME
Interest:
Interest expense on loans	(11,132)	(9,596)	(46,802)	(40,424)
Loan procurement amortization expense	(540)	(549)	(2,190)	(2,058)
Loan procurement amortization expense - early repayment of debt	—	(414)	—	(414)
Equity in losses of real estate venture	(1,297)	(1,151)	(6,255)	(1,151)
Gain from sale of real estate	—	—	475	—
Other	698	290	(405)	8
Total other expense	(12,271)	(11,420)	(55,177)	(44,039)

INCOME FROM CONTINUING OPERATIONS	5,542	5,748	26,366	10,409

DISCONTINUED OPERATIONS
(Loss) income from discontinued operations	—	(397)	336	4,145
Gain from disposition of discontinued operations	—	17,902	—	27,440
Total discontinued operations	—	17,505	336	31,585
NET INCOME	5,542	23,253	26,702	41,994
NET (INCOME) LOSS ATTRIBUTABLE TO
NONCONTROLLING INTERESTS
Noncontrolling interests in the Operating Partnership	(57)	(348)	(307)	(588)
Noncontrolling interest in subsidiaries	(2)	43	(16)	42
NET INCOME ATTRIBUTABLE TO THE COMPANY	5,483	22,948	26,379	41,448
Distribution to preferred shareholders	(1,502)	(1,502)	(6,008)	(6,008)
NET INCOME ATTRIBUTABLE TO THE COMPANY’S
COMMON SHAREHOLDERS	$3,981	$21,446	$20,371	$35,440

Basic earnings per share from continuing operations attributable to common shareholders	$0.02	$0.03	$0.13	$0.03
Basic earnings per share from discontinued operations attributable to common shareholders	0.00	0.12	0.01	0.23
Basic earnings per share attributable to common shareholders	$0.02	$0.15	$0.14	$0.26

Diluted earnings per share from continuing operations attributable to common shareholders	$0.02	$0.03	$0.13	$0.03
Diluted earnings per share from discontinued operations attributable to common shareholders	0.00	0.12	0.01	0.23
Diluted earnings per share attributable to common shareholders	$0.02	$0.15	$0.14	$0.26

Weighted-average basic shares outstanding	161,535	138,705	149,107	135,191
Weighted-average diluted shares outstanding	163,509	141,338	150,863	137,742

AMOUNTS ATTRIBUTABLE TO THE COMPANY’S
COMMON SHAREHOLDERS:
Income from continuing operations	$3,981	$4,240	$20,040	$4,392
Total discontinued operations	—	17,206	331	31,048
Net income	$3,981	$21,446	$20,371	$35,440

Same-store facility results (346 facilities)

(in thousands, except percentage and per square foot data)

(unaudited)

	Three months ended December 31,		Percent
	2014	2013	Change

REVENUES
Net rental income	$74,193	$69,816	6.3%
Other property related income	7,934	7,214	10.0%
Total revenues	82,127	77,030	6.6%

OPERATING EXPENSES
Property taxes	8,760	8,013	9.3%
Personnel expense	7,339	7,334	0.1%
Advertising	1,275	1,089	17.1%
Repair and maintenance	964	1,209	-20.3%
Utilities	2,635	2,564	2.8%
Property insurance	796	762	4.5%
Other expenses	3,426	3,653	-6.2%

Total operating expenses	25,195	24,624	2.3%

Net operating income (1)	$56,932	$52,406	8.6%

Gross margin	69.3%	68.0%

Period end occupancy (2)	90.0%	88.8%

Period average occupancy (3)	90.7%	89.3%

Total rentable square feet	23,175	23,175

Realized annual rent per occupied square foot (4)	$14.12	$13.51	4.5%

Scheduled annual rent per square foot (5)	$15.16	$14.56	4.1%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (1)	$56,932	$52,406
Non same-store net operating income (1)	10,683	1,654
Indirect property overhead (6)	(2,057)	(1,677)
Depreciation and amortization	(36,589)	(26,490)
General and administrative expense	(7,330)	(7,109)
Acquisition related costs	(3,826)	(1,616)

Operating Income	$17,813	$17,168

(1)                       Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes from operating income the impact of depreciation and general & administrative expense.

(2)                       Represents occupancy at December 31 of the respective year.

(3)                       Represents the weighted average occupancy for the period.

(4)                       Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.

(5)                       Scheduled annual rent per square foot represents annualized asking rents per available square foot for the period.

(6)                       Includes property management income earned in conjunction with managed properties.

Same-store facility results (346 facilities)

(in thousands, except percentage and per square foot data)

(unaudited)

	Year ended December 31,		Percent
	2014	2013	Change

REVENUES
Net rental income	$291,767	$273,105	6.8%
Other property related income	32,111	28,977	10.8%
Total revenues	323,878	302,082	7.2%

OPERATING EXPENSES
Property taxes	32,744	31,235	4.8%
Personnel expense	29,428	29,332	0.3%
Advertising	5,965	6,049	-1.4%
Repair and maintenance	4,118	4,066	1.3%
Utilities	11,482	10,981	4.6%
Property insurance	3,115	3,097	0.6%
Other expenses	15,290	14,921	2.5%

Total operating expenses	102,142	99,681	2.5%

Net operating income (1)	$221,736	$202,401	9.6%

Gross margin	68.5%	67.0%

Period end occupancy (2)	90.0%	88.8%

Period average occupancy (3)	90.8%	88.2%

Total rentable square feet	23,175	23,175

Realized annual rent per occupied square foot (4)	$13.86	$13.35	3.8%

Scheduled annual rent per square foot (5)	$15.03	$14.50	3.7%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (1)	$221,736	$202,401
Non same-store net operating income (1)	28,986	4,704
Indirect property overhead (6)	(6,460)	(6,932)
Depreciation and amortization	(126,813)	(112,313)
General and administrative expense	(28,422)	(29,563)
Acquisition related costs	(7,484)	(3,849)

Operating Income	$81,543	$54,448

(1)                       Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes from operating income the impact of depreciation and general & administrative expense.

(2)                       Represents occupancy at December 31 of the respective year.

(3)                       Represents the weighted average occupancy for the period.

(4)                       Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.

(5)                       Scheduled annual rent per square foot represents annualized asking rents per available square foot for the period.

(6)                       Includes property management income earned in conjunction with managed properties.

Non-GAAP Measure — Computation of Funds From Operations

(in thousands, except per share data)

(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2014	2013	2014	2013

Net income attributable to common shareholders	$3,981	$21,446	$20,371	$35,440

Add (deduct):
Real estate depreciation and amortization:
Real property - continuing operations	36,163	25,464	125,136	110,157
Real property - discontinued operations	—	222	—	2,703
Company’s share of unconsolidated real estate ventures	2,778	1,080	12,543	1,080
Gains from sale of real estate	—	(17,902)	(475)	(27,440)
Noncontrolling interests in the Operating Partnership	57	348	307	588

FFO	$42,979	$30,658	$157,882	$122,528

Add:
Loan procurement amortization expense - early repayment of debt	—	414	—	414
Acquisition related costs (1)	3,826	1,937	7,484	4,170

FFO, as adjusted	$46,805	$33,009	$165,366	$127,112

Earnings per share attributable to common shareholders - basic	$0.02	$0.15	$0.14	$0.26
Earnings per share attributable to common shareholders - fully diluted	$0.02	$0.15	$0.14	$0.26
FFO per share and unit - fully diluted	$0.26	$0.21	$1.03	$0.87
FFO, as adjusted per share and unit - fully diluted	$0.28	$0.23	$1.08	$0.91

Weighted-average basic shares outstanding	161,535	138,705	149,107	135,191
Weighted-average diluted shares outstanding	163,509	141,338	150,863	137,742
Weighted-average diluted shares and units outstanding	165,767	143,615	153,125	140,051

Dividend per common share and unit	$0.16	$0.13	$0.55	$0.46
Payout ratio of FFO, as adjusted	57%	57%	51%	51%

(1)         Quarter and year ended December 31, 2013 includes $0.3 million of acquisition related costs that are included in the Company’s share of equity in losses of real estate ventures.